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Regulation G Non-GAAP reconciliation
Exhibit 99.1
Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconcilation
$ and shares in millions Pro forma Pro forma
(unaudited) Common Share Issuance, TARP Common Share Issuance
December December December September June March December
2010 2010 2010 2010 2010 2010 2009
Total Bancorp shareholders' equity (U.S. GAAP) 12,292 15,700 14,051 13,884 13,701 13,408 13,497
Less:
Preferred stock (398) (3,654) (3,654) (3,642) (3,631) (3,620) (3,609)
Goodwill (2,417) (2,417) (2,417) (2,417) (2,417) (2,417) (2,417)
Intangible assets (62) (62) (62) (72) (83) (94) (106)
Tangible common equity, including unrealized gains / losses (a) 9,415 9,567 7,918 7,753 7,570 7,277 7,365
Less: Accumulated other comprehensive income / loss (314) (314) (314) (432) (440) (288) (241)
Tangible common equity, excluding unrealized gains / losses (b) 9,101 9,253 7,604 7,321 7,130 6,989 7,124
Add back: Preferred stock 398 3,654 3,654 3,642 3,631 3,620 3,609
Tangible equity (c) 9,499 12,907 11,258 10,963 10,761 10,609 10,733
Total assets (U.S. GAAP) 111,007 111,007 111,007 112,322 112,025 112,651 113,380
Less:
Goodwill (2,417) (2,417) (2,417) (2,417) (2,417) (2,417) (2,417)
Intangible assets (62) (62) (62) (72) (83) (94) (106)
Tangible assets, including unrealized gains / losses (d) 108,528 108,528 108,528 109,833 109,525 110,140 110,857
Less: Accumulated other comprehensive income / loss, before tax (483) (483) (483) (665) (677) (443) (370)
Tangible assets, excluding unrealized gains / losses (e) 108,045 108,045 108,045 109,168 108,848 109,697 110,487
Total Bancorp shareholders' equity (U.S. GAAP) 12,292 15,700 14,051 13,884 13,701 13,408 13,497
Goodwill and certain other intangibles (2,546) (2,546) (2,546) (2,525) (2,537) (2,556) (2,565)
Unrealized gains (314) (314) (314) (432) (440) (288) (241)
Qualifying trust preferred securities 2,763 2,763 2,763 2,763 2,763 2,763 2,763
Other 11 11 11 8 (25) (30) (26)
Tier I capital 12,206 15,614 13,965 13,698 13,462 13,297 13,428
Less:
Preferred stock (398) (3,654) (3,654) (3,642) (3,631) (3,620) (3,609)
Qualifying trust preferred securities (2,763) (2,763) (2,763) (2,763) (2,763) (2,763) (2,763)
Qualifying noncontrolling interest in consolidated subsidiaries (30) (30) (30) (30) - - -
Tier I common equity (f) 9,015 9,167 7,518 7,263 7,068 6,914 7,056
Common shares outstanding (g) 910 910 796 796 796 795 795
Risk-weighted assets, determined in accordance with
prescribed regulatory requirements (h) 100,193 100,193 100,193 98,904 98,604 99,281 100,933
Ratios:
Tangible equity (c) / (e) 8.79% 11.95% 10.42% 10.04% 9.89% 9.67% 9.71%
Tangible common equity (excluding unrealized gains/losses) (b) / (e) 8.42% 8.56% 7.04% 6.70% 6.55% 6.37% 6.45%
Tangible common equity (including unrealized gains/losses) (a) / (d) 8.68% 8.82% 7.30% 7.06% 6.91% 6.61% 6.64%
Tangible common equity as a percent of risk-weighted assets
(excluding unrealized gains/losses) (b) / (h) 9.08% 9.24% 7.59% 7.40% 7.23% 7.04% 7.06%
Tangible book value per share (a) / (g) 10.34 10.51 9.94 9.74 9.51 9.16 9.26
Tier I common equity (f) / (h) 9.00% 9.14% 7.50% 7.34% 7.17% 6.96% 6.99%
For the Three Months Ended